EXHIBIT 99.1

Limelight Networks to Issue Fourth Quarter and Full Year 2011 Financial Results on February 13 at 4:00 p.m. EST

TEMPE, Ariz., Jan. 20, 2012 (GLOBE NEWSWIRE) -- Limelight Networks, Inc. (Nasdaq:LLNW) will report financial results for the fourth quarter and full-year 2011 on February 13 at approximately 4:00 p.m. EST (1:00 p.m. PST).

At approximately 4:30 p.m. EST (1:30 p.m. PST), management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S.

The conference call will also be audiocast live from http://www.limelight.com and a replay will be available following the call from the Company's website.

Limelight Networks also announced today that it is nearing the completion of its $25 million stock buyback program, having repurchased approximately 9.7 million shares of common stock at an average price of $2.57 per share since commencement.

About Limelight Networks, Inc.

Limelight Networks, Inc. (Nasdaq:LLNW) provides solutions that enable business and technology decision makers to profit from the shift of content and advertising to the online world, the explosive growth of mobile and connected devices, and the migration of IT applications and services into the cloud. Our worldwide customers use Limelight's massively scalable software services that engage audiences, enhance brand presence, analyze viewer preferences, optimize advertising, manage and monetize digital assets, and ultimately help build stronger customer relationships. For more information, please visit http://www.limelight.com or follow us on Twitter at www.twitter.com/llnw.

Copyright © 2012 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.

CONTACT: Heather Miller
         215-867-8600 x239
         media@llnw.com